                                                     REGISTRATION NO. 333-______
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         ------------------------------

                       PIEDMONT NATURAL GAS COMPANY, INC.
             (Exact name of registrant as specified in its charter)

         NORTH CAROLINA                                       56-0556998
(State or other jurisdiction of                            (I.R.S. Employer
 incorporation or organization)                           Identification No.)

                                1915 REXFORD ROAD
                         CHARLOTTE, NORTH CAROLINA 28211
                                 (704) 364-3120
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                          PIEDMONT NATURAL GAS COMPANY
                       EXECUTIVE LONG-TERM INCENTIVE PLAN
                              (Full Title of Plan)

                          MARTIN C. RUEGSEGGER, ESQUIRE
                 VICE PRESIDENT, CORPORATE COUNSEL AND SECRETARY
                       PIEDMONT NATURAL GAS COMPANY, INC.
                                1915 REXFORD ROAD
                              CHARLOTTE, N.C. 28211
                                 (704) 364-3120
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

==========================================================================================
                                                            Proposed
 Title of                                                    Maximum
Securities                Amount       Proposed Maximum     Aggregate        Amount of
   to be                   to be        Offering Price       Offering       Registration
Registered              Registered        Per Share*          Price*            Fee
------------------------------------------------------------------------------------------
Common Stock             258,349          $25.375           $6,555,606        $1,987
no par value
==========================================================================================

* Estimated pursuant to Rule 457(h) solely for the purpose of calculating the Registration Fee based on the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on August 26, 1997.

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                      REGISTRATION OF ADDITIONAL SECURITIES

         This Form S-8 Registration Statement is filed to register 258,349 additional shares of the Common Stock, no par value, of Piedmont Natural Gas Company, Inc., issuable pursuant to the Registrant's Executive Long-Term Incentive Plan, approved by the shareholders on February 26, 1986 (the "1986 Plan"). The contents of the Registrant's Form S-8 Registration Statement No. 33-3815 filed with the Securities and Exchange Commission are incorporated herein by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on August 27, 1997.


                                     PIEDMONT NATURAL GAS COMPANY, INC.

                                     By: /s/ John H. Maxheim
                                         --------------------------------------
                                         John H. Maxheim
                                         Chairman of the Board,
                                         President and Chief Executive officer

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         Pursuant to the requirements of the Securities Act of 1933, this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


         Signatures                     Title                                      Date
         ----------                     -----                                      ----

/s/ JOHN H. MAXHEIM            Director, Chairman of the Board,               August 27, 1997
---------------------------    President and Chief Executive Officer
John H. Maxheim

/s/ DAVID J. DZURICKY          Senior Vice President - Finance                August 27, 1997
---------------------------    (Principal Financial Officer)
David J. Dzuricky

/s/ BARRY L. GUY               Vice President and Controller (Principal       August 27, 1997
---------------------------    Accounting Officer)
Barry L. Guy


         By their signature, each of the following persons authorizes David J. Dzuricky with full power of substitution, to execute in their name and on their behalf, and to file any amendments (including, without limitations, post-effective amendments) to this Registration Statement necessary or advisable in the opinion of any of them to enable the Company to comply with the Securities Act, and any rules, regulations and requirements of the commission thereunder, in connection with the registration of the additional securities which are the subject of this Registration Statement.


         Signatures                     Title                                      Date
         ----------                     -----                                      ----

JERRY W. AMOS*                 Director                                     August 27, 1997
---------------------------
Jerry W. Amos

C.M. BUTLER III *              Director                                     August 27, 1997
---------------------------
C.M. Butler III

SAM J. DIGIOVANNI*             Director                                     August 27, 1997
---------------------------
Sam J. DiGiovanni

JOHN W. HARRIS*                Director                                     August 27, 1997
---------------------------
John W. Harris

MURIEL W. HELMS*               Director                                     August 27, 1997
---------------------------
Muriel W. Helms

JOHN F. MCNAIR III*            Director                                     August 27, 1997
---------------------------
John F. McNair III

NED R. MCWHERTER*              Director                                     August 27, 1997
---------------------------
Ned R. McWherter

WALTER S. MONTGOMERY, JR.*     Director                                     August 27, 1997
---------------------------
Walter S. Montgomery, Jr.

JOHN E. SIMKINS, JR.*          Director                                     August 27, 1997
---------------------------
John E. Simkins, Jr.


* By: /s/ DAVID J. DZURICKY
      ---------------------
      David J. Dzuricky
      (Attorney-in-Fact)


                                INDEX TO EXHIBITS

EXHIBIT NO.               DESCRIPTION
-----------               -----------

5 Opinion of Martin C. Ruegsegger, Esq., Vice President, Corporate Counsel and Secretary of the Registrant, regarding legality of issuance of Common Stock.

23.1 Consent of Martin C. Ruegsegger, Esq., contained in the Opinion filed as Exhibit 5 hereto.

23.2             Consent of Deloitte & Touche LLP, Independent Auditors.

24.1             Powers of Attorney.

99.1 Copy of Piedmont Natural Gas Company Executive Long-Term Incentive Plan, as amended, as of February 27, 1987 filed as Exhibit 28.2 to the Registrant's Post-Effective Amendment No. 1 to Form S-8 Registration Statement as filed with the Securities and Exchange Commission on March 31, 1988 (Registration No. 33-3815).